Fourth Quarter and Full Year 2011
Financial Results

Supplemental Slides



Omnicare

Forward-Look Statements

Certain of the statements made today and listed within the following presentation slides are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed in this presentation. Such forward-looking statements are based on management's current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially.

These forward-looking statements speak only as of the date this presentation was originally given. We undertake no obligation to publicly release the results of any revisions to the forward-looking statements made today, to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

To facilitate comparisons and enhance understanding of core operating performance, certain financial measures have been adjusted from the comparable amount under Generally Accepted Accounting Principles (GAAP). A detailed reconciliation of adjusted numbers to GAAP is posted in the Investor Relations section of our Web site at http://ir.omnicare.com. Additionally, all amounts are presented on a continuing operations basis, unless otherwise stated.

Table of Contents

Omnicare

Fourth Quarter 2011 Highlights

- Gross profit increased 3.9% sequentially to $359.7M on 0.8% increase in sales
  - Gross margin sequentially higher by 69 bps to 23.1%, reflecting a higher generic dispensing rate
- Adjusted EBITDA(1) increased 3.6% sequentially to $162.9M
- Adjusted EPS(1) of $0.58 vs. $0.54 in 3Q11 and $0.51 in 4Q10
- Cash flows from continuing operations of $101.5M increased 1.8% over 4Q10
- Scripts up 1.7% sequentially; 0.3% lower than 4Q10
  - Utilization up sequentially due to seasonality, while occupancy rates remain weak
  - Generic dispensing rate increased 70 bps sequentially to industry-leading 79.3%
- Qtr. Ending number of beds up 2,000 sequentially
  - Bed losses improved 27% sequentially and 42% over 4Q10
  - Organic bed growth in LTC for first time in 33 quarters
- $24.5 million returned to shareholders through share repurchases and dividends – 28.6% of CFFO returned to shareholders in 2011

1. Excludes special items. A reconciliation of non-GAAP information has been attached to our press release and is also available on our Web site under 'Supplemental Financial Information' from the 'Investors' page

Operating Metrics
Script Data

(In thousands, except %s)	Sequential 4Q 2011	Sequential 3Q 2011	Increase / (Decrease)	Prior Year 4Q 2010	Increase / (Decrease)
Long-Term Care Group Scripts:					
Generic scripts dispensed [1]	20,049	19,535	2.6%	19,356	3.6%
Branded scripts dispensed [1]	5,265	5,317	(1.0%)	6,054	(13.0%)
Over-the-counter scripts dispensed [1]	3,616	3,583	0.9%	3,697	(2.2%)
Total LTC Group scripts	28,930	28,435	1.7%	29,107	(0.6%)
Specialty Care Group Scripts	1,707	1,677	1.8%	1,654	3.2%
Total scripts dispensed	30,637	30,112	1.7%	30,762	(0.4%)
Generic dispensing rate [2]	79.3%	78.6%	70 bps	76.2%	310 bps



Generic Dispensing Rate (1)
85.0%
80.0%
75.0%
70.0%
65.0%
67.9%
79.3%
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11

- *Generic dispensing rate climbed 70 bps sequentially to 79.3% due primarily to introductions of Olanzapine and Atorvastatin*
- *Sequentially, total scripts were up 1.7% reflecting an increase in the average number of beds served and higher utilization as is typically seen in the December quarter*
- *Scripts were down year-over-year due to lower average beds served and weaker occupancy rates (consistent with industry)*

1. 4Q 2010 numbers revised to reflect the inclusion of over-the-counter scripts
2. Generic prescriptions dispensed as a percentage of Long-Term Care segment scripts excludes over-the-counter scripts

Omnicare

Operating Metrics
Bed Data Definition Change

- As Omnicare moves to reporting two segments, we will report bed count only in Long-Term Care:
  - Improve segment transparency and facilitate more accurate analyst modeling (LTC beds positively correlated to revenues, while specialty revenues generally aren't influenced by beds/patient assistance program patients)
- Change in bed count reflects adjustments to remove specialty and other beds
- Does not affect 4Q11 net organic bed growth; net organic bed growth achieved in both old and new definition

Operating Metrics

Long-Term Care Bed Data

(In thousands)	Sequential 4Q 2011	Sequential 3Q 2011	Increase / (Decrease)	Prior Year 4Q 2010	Increase / (Decrease)
Beds served:					
Beginning of period - Total Beds[1]	1,378	1,376	2	1,385	(7)
Specialty beds & other[2]	(370)	(374)	(4)	(357)	13
Beginning of period - LTC Beds	1,008	1,002	6	1,028	(20)
Net change in beds served	2	6	(4)	(4)	6
End of period - LTC Beds	1,010	1,008	2	1,023	(13)

- *Organic net bed growth in 4Q11 for the first time in 33 quarters*
  - *Full-year net bed data includes net organic bed growth in 2 of 5 divisions for 2011*
- *4Q11 annualized retention rate of 93.9% (excluding specialty and other beds) up 230 bps sequentially and 420 bps over 4Q10*
  - *Annual retention rate of 95% for consistent organic growth remains the target*
- *Beds added by acquisition:*
  - *4Q11 – 0*
  - *3Q11 – 18,000*
  - *4Q10 – 12,000*

1. Total beds served by the Long-Term Care Group, Specialty Care Group and other patients serviced in non-institutional settings
2. Total beds served by the Specialty Care Group and other patients serviced in non-institutional settings

Omnicare

Adjusted Operating Profit by Segment (1)(2)

In millions, except %s	Sequential YTD 12/31/11	YTD 12/31/10	Increase / (Decrease)
Long-Term Care Group			
Net sales	$ 5,123.5	$ 5,175.7	(1.0%)
Adjusted operating profit	546.9	549.6	(0.5%)
Rate	10.67%	10.62%	5 bps
In whole numbers			
Per script data:			
Sales / script [3]	$ 44.5	$ 45.2	(1.5%)
Adjusted operating profit / script [3]	4.8	4.8	0.0%
Specialty Care Group			
Net sales	$ 1,044.2	$ 838.8	24.5%
Adjusted operating profit	99.6	89.6	11.2%
Rate	9.54%	10.68%	-114 bps

- *Specialty Care Group margins were impacted by higher revenue growth in the specialty pharmacy operating platform, which generally has lower margins*
- *Historical quarterly information, by segment, to be provided in advance of the company reporting 1Q12 results*

1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Excludes special items. A reconciliation of non-GAAP information has been attached to our press release and is available on our Web site under 'Supplemental Financial Information' at http://ir.omnicare.com
3. Includes all Long-Term Care Group scripts dispensed

Adjusted Gross Profit & Net Income (1)(2)

In millions, except per share data and %s	Sequential 4Q 2011	Sequential 3Q 2011	Increase / (Decrease)	Prior Year 4Q 2010	Increase / (Decrease)
Net sales	$ 1,557.1	$ 1,544.4	0.8%	$ 1,530.7	1.7%
Cost of sales	1,197.4	1,198.3	(0.1%)	1,196.4	0.1%
Adjusted gross profit	$ 359.7	$ 346.1	3.9%	$ 334.3	7.6%
Rate	23.10%	22.41%	69 bps	21.84%	126 bps
SG&A expenses	199.9	191.3	4.5%	188.2	6.2%
Provision for doubtful accounts	25.4	24.3	4.5%	22.8	11.4%
Adjusted operating income	134.4	130.5	3.0%	123.3	9.0%
Adjusted investment income	0.0	0.0	0.0%	2.3	(100.0%)
Adjusted interest (expense)	(25.6)	(29.7)	(13.8%)	(31.8)	(19.5%)
Adjusted income before income taxes	108.8	100.9	7.8%	93.7	16.1%
Adjusted income from continuing operations	65.8	62.3	5.6%	58.8	11.9%
Weighted average diluted shares outstanding	114.3	114.6	(0.3%)	114.7	(0.3%)
Adjusted earnings per diluted share	$ 0.58	$ 0.54	7.4%	$ 0.51	13.7%
Adjusted operating income	$ 134.4	$ 130.5	3.0%	$ 123.3	9.0%
Adjusted depreciation and amortization	28.5	26.7	6.7%	24.3	17.3%
Adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA")	162.9	157.2	3.6%	147.6	10.4%

- *4Q11 gross profit increased 3.9% sequentially and 7.6% over 4Q10 due partially to increased availability and utilization of generic drugs, drug price inflation and growth in the Specialty Care Group, which offset continued pricing and reimbursement pressure*
- *SG&A expense was 3.9% higher sequentially due to further investments in our employee base*
- *Interest expense decreased 13.8% sequentially due to the capital restructuring initiatives completed in FY2011*
- *Adjusted EPS increased sequentially due primarily to increased generic utilization and higher script volume in the quarter*

1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Excludes special items. A reconciliation of non-GAAP information has been attached to our press release and is available on our Web site under 'Supplemental Financial Information' at http://ir.omnicare.com

Omnicare

Cash Flows (1)

In millions, except %s	Sequential 4Q 2011	Sequential 3Q 2011	Increase / (Decrease)	Prior Year 4Q 2010	Increase / (Decrease)
Net income (loss)	$ 31.2	$ 27.9	11.8%	$ (65.3)	147.8%
Loss from discontinued operations	7.1	9.9	(28.3%)	8.2	(13.4%)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:					
Depreciation expense	11.5	11.6	(0.9%)	11.9	(3.4%)
Amortization expense	24.3	21.2	14.6%	20.3	19.7%
Write-off of debt issuance costs	0.8	5.0	(84.0%)	4.6	(82.6%)
Tender/Call Premium	(3.4)	(14.6)	(76.7%)	-	0.0%
Goodwill and other asset impairment charges	-	-	0.0%	22.9	(100.0%)
Loss on debt extinguishment	-	-	0.0%	25.6	(100.0%)
Changes in assets and liabilities, net of effects from acquisition and divestiture of businesses	30.0	106.1	(71.7%)	71.5	(58.0%)
Net cash flows from operating activities of continuing operations	101.5	167.1	(39.3%)	99.7	1.8%
Net cash flows from operating activities of discontinued operations	(0.2)	0.4	(150.0%)	(1.8)	(88.9%)
Net cash flows from operating activities	$ 101.2	$ 167.5	(39.6%)	$ 97.9	3.4%
Capital expenditures	23.7	20.9	13.4%	5.2	355.8%
Dividends paid	4.5	4.5	0.0%	3.7	21.6%
Free cash flow from continuing operations (2)	$ 73.3	$ 141.7	(48.3%)	$ 90.8	(19.3%)

- *Fourth quarter operating cash flows from continuing operations of $101.5M brings the 2011 total to $549.4M, representing the largest full-year period in the Company's 30-year history*
- *Sequential cash flows decrease primarily the result of:*
  - *3Q11 benefit of $22.7M from settlement of a receivable dispute with a large customer;*
  - *increase in long-term debt interest payments, which are payable in 2nd and 4th quarter each year; and*
  - *increase in inventory levels*



1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Free cash flow from continuing operations does not fully reflect the ability to freely deploy cash as it does not reflect required payments on indebtedness and other obligations

Omnicare

Cash Deployment

In millions, except %s	4Q 2011	4Q 2010	Increase / (Decrease)	YTD 12/31/11	YTD 12/31/10	Increase / (Decrease)
Net cash flows from operating activities of continuing operations (reported)	$ 101.5	$ 99.7	1.8%	$ 549.4	$ 368.9	48.9%
Capital expenditures	23.7	5.2	355.8%	62.8	23.5	167.2%
Acquisitions	0.1	0.3	(66.7%)	101.9	111.8	(8.9%)
Net debt and long term borrowings repayment [1]	156.3	(75.8)	306.2%	183.2	(123.5)	248.3%
Capital returned:						
Dividends paid	$ 4.5	$ 3.7	21.6%	$ 17.2	$ 12.8	34.4%
Share repurchases	20.0	18.2	9.9%	140.1	100.9	38.9%
Total capital returned	24.5	21.9	11.9%	157.3	113.7	38.3%
% of net cash flows from operating activities of continuing operations	*24.1%*	*22.0%*	*217 bps*	*28.6%*	*30.8%*	*-219 bps*



Capital Returned to Shareholders (2)
(In millions, except %s)
$200
$150
$100
$50
$-
8.0%
6.0%
4.0%
2.0%
0.0%
YTD 2010
YTD 2011
YTD Dividends Paid
YTD Share Repurchases
% Returned

- *Despite limited window periods, repurchased an additional 0.7 million shares ($20.0 million) during 4Q11 (in addition to 4.1 million shares repurchased through 3Q11 and 4.4 million repurchased in 2010)*
- *$58.9 million of authorization remaining under current share repurchase program as of December 31, 2011*
- *4Q11 dividend of $0.04 per share*

1. In 2011, Omnicare repurchased $775M in long-term debt, while issuing $600M in new debt instruments. In 2010, Omnicare repurchased $852M in long-term debt, while issuing $975M in new debt instruments. See full debt activity related disclosures in Omnicare's 2011 Form 10-K filed with the SEC.
2. Cumulative % Returned = (Dividends Paid + Share Repurchases) / 12/31/11 Market Capitalization of $3,915.7 million

Capital Structure



Major Debt Maturity Schedule(1)
(in $ millions)
$1,800
$1,500
$1,200
$900
$600
$300
$0
2010
2015
2020
2025
2030
2035
As of 12/31/09
As of 12/31/11

Goal is to spread out maturities to limit refinancing risk

1. Assumes convertible debentures due 2035 are put to the company in 2015 with related tax recapture included and debt amounts shown are exclusive of unamortized debt discount.

Omnicare

Full-Year 2012 Guidance

	2011 Results	FY2012 Guidance[1]	% Change
• Revenue[2]	$6.2B	$6.1B to $6.2B	-1.6% to 0.0%
• Adjusted Diluted Cash-Based EPS[2]	$2.90	$3.10 to $3.20	6.9% to 10.3%
• Adjusted Diluted EPS[2],[3]	$2.13	$2.37 to $2.47	11.3% to 16.0%
• Cash Flow from Operations	$549.4M	$400M to $500M	-27.2% to -9.0%

Starting in 1Q12, Omnicare will report cash-based earnings per diluted share

1. Guidance provided on February 23, 2012.
2. Excludes special items. A reconciliation of non-GAAP information has been attached to our press release and is available on our Web site under 'Supplemental Financial Information' at http://ir.omnicare.com
3. Guidance provided in Omnicare press release dated January 10, 2012.

Longer-Term Targets [1]

	Target
• Adjusted Diluted EPS (old methodology)	Double-digit CAGR for the two years ending 2013
• Adjusted Diluted Cash-Based EPS	High single-digit CAGR for the two years ending 2013
• Cash Flow from Operations	$400-$500 million annually
• Capital Returned to Shareholders	Approximately 25% per year[2]
• Capital Structure	Focus on continued debt reduction, management of maturity schedules



1. Not intended to represent expectations for any given year.
2. Subject to availability, Board approval of share repurchases and/or dividends. The number could vary by year based on available acquisitions and capital expenditure plans.

Appendix


Omnicare

Working Capital Management
Five Quarter Trend



40
30
20
10
0
75
69
63
57
51
31.1
30.7
27.6
27.4
29.9
63.5
61.4
59.9
58.2
55.7
4Q10
1Q11
2Q11
3Q11
4Q11
Days of Inventory On Hand (DOH)
Days Sales Outstanding (DSO)

Selected Branded Drug Patent Expirations(1)

FY2012	FY 2013	FY 2014
Actos	Aciphex	Actonel
Comtan	Asacol	Avelox
Diovan	Cymbalta	Celebrex
Geodon	Fragmin	Copaxone Inj.
Lexapro	Humalog	Evista
Lidoderm	Lovaza	Flovent
Plavix	Lupron Depot	Invega
Provigil	Niaspan	Nexium
Seroquel	Renagel	Novolog
Singulair	Travatan	Restasis
Xopenex	Tricor	Symbicort Inh.

1. All generic launches are subject to change due to litigation or pediatric exclusivity

Fourth Quarter and Full Year 2011
Financial Results

Supplemental Slides



Omnicare